Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of March 9, 2018 (this “Second Amendment”), among SS&C TECHNOLOGIES, INC. (the “Company”), SS&C EUROPEAN HOLDINGS, a Luxembourg private limited liability company (société à responsabilité limitée), having its registered office at 2, rue Jean Monnet, L-2180 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg trade and companies register under number B 173.925 (the “Designated Borrower 1”), SS&C TECHNOLOGIES HOLDINGS EUROPE, a Luxembourg private limited liability company (société à responsabilité limitée), having its registered office at 2, rue Jean Monnet, L-2180 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg trade and companies register under number B 163.061 (the “Designated Borrower 2”, and collectively with the Designated Borrower 1 and the Company, the “Borrowers” and each, a “Borrower”), SS&C TECHNOLOGIES HOLDINGS, INC. (the “Parent”), the Guarantors (collectively with the Parent and the Borrowers, the “Loan Parties”) under, and as defined in, the Credit Agreement (as defined below), DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent (in such capacity, the “Existing Administrative Agent”) and L/C Issuer, MORGAN STANLEY SENIOR FUNDING, INC., as L/C Issuer, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as successor administrative agent (in such capacity, the “Successor Administrative Agent” and together with the Existing Administrative Agent, the “Administrative Agents”) and L/C Issuer, certain Lenders (as defined below) party hereto constituting the Required Lenders under, and as defined in, the Credit Agreement and the Agents (as defined in the Commitment Letter (as defined below)) party hereto.

WHEREAS, the Company, the Designated Borrower 1 and the Designated Borrower 2 have previously entered into that certain Credit Agreement, dated as of July 8, 2015 (as amended by that certain First Amendment to the Credit Agreement dated as of March 2, 2017, and as it may be further amended, restated, supplemented and/or otherwise modified prior to the Second Amendment Effective Date referred to below, the “Credit Agreement”), among, inter alios, the Borrowers, the Guarantors, the Existing Administrative Agent and the lenders from time to time party thereto (the “Lenders”);

WHEREAS, reference is hereby made to the Agreement and Plan of Merger (the “Merger Agreement”) dated as of January 11, 2018, among DST Systems, Inc., a Delaware corporation (the “Target”), the Parent and Diamond Merger Sub, Inc., a Delaware corporation (“MergerCo”), pursuant to which MergerCo will merge with and into the Target on the Acquisition Closing Date (as defined herein), in accordance with the terms and conditions set forth in the Merger Agreement (the “Target Acquisition”);

WHEREAS, each Revolving Lender and Term Lender party to the Credit Agreement immediately prior to the Second Amendment Effective Date that executes and delivers a consent to this Second Amendment substantially in the form of Exhibit C hereto (a “Lender Consent”) on or prior to the Consent Deadline (as defined in Section 5 of this Second Amendment) (each such Lender, a “Consenting Lender”) shall be deemed, upon effectiveness of this Second Amendment, to have consented to this Second Amendment;

WHEREAS, the Consenting Lenders party hereto collectively constitute at least the Required Lenders;

WHEREAS, (i) each Term B-1 Lender and Term B-2 Lender party to the Credit Agreement immediately prior to the Second Amendment Effective Date that fails to execute and return a Lender Consent by the Consent Deadline (such Lender, a “Non-Consenting Lender”) and (ii) the Term A-1 and Term A-2 Lenders, shall be prepaid in full on, and subject to the occurrence of, the Acquisition Closing Date;

WHEREAS, the Loan Parties, the Existing Administrative Agent and the Lenders party hereto constituting the Required Lenders have agreed to amend and restate the Credit Agreement in its entirety to read as set forth in the form of the Amended and Restated Credit Agreement attached hereto as Exhibit A (including all schedules and exhibits thereto (in each case which shall be in form and substance satisfactory to the Successor Administrative Agent), the “Amended and Restated Credit Agreement”) on the Acquisition Closing Date and, to the extent set forth herein, on the Second Amendment Effective Date (as defined herein), and it has been agreed by such parties that the Loans and any Letters of Credit outstanding as of the Acquisition Closing Date and other “Obligations” under (and as defined in) the Credit Agreement (including indemnities) on and after the Acquisition Closing Date shall be governed by and deemed to be outstanding under the Amended and Restated Credit Agreement with the intent that the terms of the Amended and Restated Credit Agreement shall supersede the terms of the Credit Agreement, and all references to the Credit Agreement in any Loan Document or other document or instrument delivered in connection therewith shall be deemed to refer to the Amended and Restated Credit Agreement and the provisions hereof; provided that (1) the grants of security interests and Liens under and pursuant to the Loan Documents shall continue unaltered to secure, guarantee, support and otherwise benefit the Secured Obligations of the Company and the other Loan Parties under the Amended and Restated Credit Agreement and each other Loan Document, and each of the foregoing shall continue in full force and effect in accordance with its terms except as expressly amended thereby or hereby, and the parties hereto hereby ratify and confirm the terms thereof as being in full force and effect and unaltered by this Second Amendment, (2) the Existing Letters of Credit (as defined in the Amended and Restated Credit Agreement) shall be deemed to be Letters of Credit for all purposes under the Amended and Restated Credit Agreement and (3) it is agreed and understood that this Second Amendment does not constitute a novation, satisfaction, payment or reborrowing of any Obligation under the Credit Agreement or any other Loan Document, nor does it operate as a waiver of any right, power or remedy of any Lender under any Loan Document;

WHEREAS, pursuant to that certain Resignation and Appointment Agreement to be dated as of the Agency Transfer Date (as defined below) (which shall be substantially in the form attached hereto as Exhibit B, the “Resignation and Appointment Agreement”), Deutsche Bank AG New York Branch, the existing Collateral Agent under the Credit Agreement (in such capacity, the “Existing Collateral Agent”) and the Existing Administrative Agent, desires to resign as collateral agent and administrative agent effective as of the Agency Transfer Date, the Lenders party hereto (which constitute the Required Lenders) and the Company desire to appoint  Credit Suisse AG, Cayman Islands Branch, as Successor Collateral Agent (as defined below) and Successor Administrative Agent and Credit Suisse AG, Cayman Islands Branch desires to serve as the successor collateral agent (in such capacity, the “Successor Collateral Agent”) and Successor Administrative Agent from and after the Agency Transfer Date;

WHEREAS, the Loan Parties expect to realize substantial direct and indirect benefits as a result of the Amended and Restated Credit Agreement becoming effective and the consummation of the transactions contemplated thereby and desires to reaffirm their obligations pursuant to the Collateral Documents to which they are parties; and

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Defined Terms; Rules of Construction

.  Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement or, if not defined therein, the Amended and Restated Credit Agreement.  The rules of construction specified in Sections 1.02 through 1.11 of the Credit Agreement shall apply to this Second Amendment, including the terms defined in the preamble and recitals hereto.

Amendments to the Credit Agreement

. The Loan Parties, the Existing Administrative Agent, the L/C Issuers, the Lenders party hereto constituting the Required Lenders and the other parties party hereto each agree that, on the Second Amendment Effective Date:

(a)Section 1.01 of the Credit Agreement shall be amended (or amended and restated, if applicable) by adding the following defined terms:

“2018 Merger” means the merger of Diamond MergerCo with and into DST (with DST to be the surviving corporation of such merger) in accordance with the 2018 Merger Agreement.

“2018 Merger Agreement” means that certain Agreement and Plan of Merger, dated as of January 11, 2018, among DST, the Parent and Diamond MergerCo (including all exhibits and disclosure schedules thereto).

“2018 Senior Notes” means the unsecured senior notes issued by the Parent pursuant to the 2018 Senior Notes Indenture, if any.

“2018 Senior Notes Indenture” means the Indenture, if any, dated on or around the Restatement Effective Date, among the Parent, the Company, the other Domestic Guarantors and the financial institution party thereto as trustee.

“Diamond MergerCo” means Diamond Merger Sub, Inc., a Delaware corporation and a Wholly Owned Subsidiary of the Company.

“DST” means DST Systems, Inc., a Delaware corporation.

“DST Acquisition” means the acquisition by Parent of the Target pursuant to the 2018 Merger Agreement, to be effected by way of the 2018 Merger.

“Existing 2017 Target Note Purchase Agreement” means the Master Note Purchase Agreement, dated November 14, 2017, by and among the Target and the purchasers party thereto.

“Parent Equity Offering” means all public offerings of common equity of the Parent consummated prior to the Restatement Effective Date.

“Restatement Effective Date” means the “Acquisition Closing Date” under and as defined in the Second Amendment.

“Second Amendment” means that certain Second Amendment to Credit Agreement, dated as of March 9, 2018 among the Parent, each Borrower, the Guarantors, the Lenders party thereto constituting the Required Lenders, and the Administrative Agents (as defined in the Second Amendment).

“Target Tranche C Senior Notes” means the 4.02%, Series 2017A, Tranche C Senior Notes due August 6, 2025 to be issued pursuant to the Existing 2017 Target Note Purchase Agreement.

“Target Tranche C Senior Notes Waiting Period” means, solely to the extent that the Target Tranche C Senior Notes have not been issued prior to the Restatement Effective Date, the period from the issuance of the Target Tranche C Senior Notes until the first business day on or immediately following the day that is 15 days after the issuance thereof.

(b)Clause (b) of the definition of “Available Amount” shall be replaced in its entirety with the following:

“(b) the cumulative amount of cash and Cash Equivalent proceeds from the sale of Equity Interests and capital contributions (other than Disqualified Capital Stock and Equity Interests under any Parent Equity Offerings) received by the Parent (other than any proceeds included for purposes of determining amounts available for Investments under Section 8.02(n)) and contributed to the Company after the Closing Date in the form of common equity, plus”

(c)The definition of “Permitted Acquisition” shall be replaced in its entirety with the following:

““Permitted Acquisition” means (i) an Investment consisting of an Acquisition by the Parent or any of its Restricted Subsidiaries, provided that (a) the property acquired (or the property of the Person acquired) in such Acquisition complies with Section 8.07, (b) in the case of an Acquisition of the Equity Interests of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (c) the representations and warranties made by the Loan Parties in each Loan Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, (d) no Default exists or would result therefrom, (e) if the Person acquired is or becomes a Domestic Subsidiary of the Company, it shall (to the extent required by Section 7.12) guarantee all of the Obligations and otherwise satisfy the requirements of Section 7.12  and Section 7.14 within the timeframes provided therein, and (f) if the Person acquired is or becomes a Restricted Subsidiary of Lux Intermediate Holdco, it shall (to the extent required by Section 7.12) guarantee the Foreign Obligations and otherwise satisfy the requirements of Section 7.12 and Section 7.14 within the timeframes provided therein; provided that the requirements of clauses (c) and (d) above shall be subject to Sections 1.12 and 2.01(i) in the case of a Limited Condition Acquisition, and (ii) the DST Acquisition to be consummated on the Restatement Effective Date pursuant to the 2018 Merger Agreement.”

(d)Section 2.01(f)(i) of the Credit Agreement shall be replaced in its entirety with the following:

“(i) the sum of (A) the aggregate amount of all increases in the Aggregate Revolving Commitments pursuant to this Section 2.01(f) plus (B) the aggregate original principal amount of all Incremental Term Loans made pursuant to Section 2.01(e) shall not exceed the sum of (x) $6,945,800,000 plus (y) the principal amount of Loans and/or Aggregate Revolving Commitments that, on a Pro Forma Basis at the time of determination, would not cause the Consolidated Net Secured Leverage Ratio to be greater than 5.25 to 1.0 (for this purpose, calculated as if any increase in the Aggregate Revolving Commitments were fully drawn and determined without regard to the netting of any cash proceeds from the increase in the Aggregate Revolving Commitments or the incurrence of Incremental Term Loans);”

(e)Section 2.01 of the Credit Agreement shall be amended by adding the following clause as a new clause (j):

“Incremental Term Loans.  Each Incremental Term Loan Lender party to the Incremental Term Loan Agreement to be dated on or around the Restatement Effective Date and entered into in connection with the second amended and restated commitment letter dated February 15, 2018, among the financial institutions party thereto as Initial Lenders (as defined therein) and the Company, severally agrees to make to the Company an Incremental Term Loan in an aggregate principal amount not to exceed its 2018 Incremental Term Loan Commitments (as defined in such Incremental Term Loan Agreement), subject solely to the terms and conditions set forth therein; provided that such Incremental Term Loan may only be utilized for the purpose of financing the DST Acquisition, the refinancing of certain indebtedness, and costs and expenses incurred in connection therewith.  Amounts prepaid or repaid in respect of such Incremental Term Loans may not be reborrowed.”

(f)Section 8.02(n) of the Credit Agreement shall be replaced in its entirety with the following:

“(n)

Investments to the extent made with the cash proceeds of an issuance of Equity Interests by the Parent (other than any such proceeds included for purposes of determining the Available Amount or any proceeds from a Parent Equity Offering), so long as (i) such proceeds are maintained in a segregated account pending such Investment and (ii) such Investment is consummated within sixty (60) days of such issuance of Equity Interests;”

(g)Section 8.03 of the Credit Agreement shall be amended by adding the following clause as a new clause (q):

“(q)

solely to the extent (A) the Target Tranche C Senior Notes have not been issued prior to the Restatement Effective Date, (B) the Company shall have delivered an irrevocable notice of prepayment of the Target Tranche C Senior Notes on the date of issuance thereof and (C) the Company shall have deposited, on or prior to such date of issuance, an amount not to exceed the sum of the aggregate principal amount of the Target Tranche C Senior Notes upon issuance thereof plus any make whole amount required pursuant to the Existing 2017 Target Note Purchase Agreement plus any accrued and unpaid interest under the Target Tranche C Senior Notes into an escrow account to be held by an escrow agent acceptable to the Administrative Agent and subject to escrow arrangements reasonably satisfactory to the Administrative Agent, which escrowed proceeds shall only be released from escrow to repay the Target Tranche C Senior Notes (it being understood that such repayment shall occur no later than the end of the Target Tranche C Senior Notes Waiting Period) and for the period of the Target Tranche C Senior Notes Waiting Period, the Target Tranche C Senior Notes;”

(h) Section 8.03 of the Credit Agreement shall be amended by adding the following clause as a new clause (r):

“(r)(i) Indebtedness in respect of the 2018 Senior Notes, if any, in an aggregate principal amount not to exceed $750,000,000 and (ii) and Permitted Refinancing with respect thereto.”

Amendment and Restatement of the Credit Agreement

. The Loan Parties, the Existing Administrative Agent, the Successor Administrative Agent, the L/C Issuers, the Lenders party hereto and the other parties party hereto each agree that on the Acquisition Closing Date:

(a)the Credit Agreement shall be amended and restated in the form of the Amended and Restated Credit Agreement and any term or provision of the Credit Agreement which is different from that set forth in the Amended and Restated Credit Agreement shall be replaced and superseded in all respects by the terms and provisions of the Amended and Restated Credit Agreement; and

(b)the Successor Administrative Agent and the Successor Collateral Agent are directed to date and execute the Amended and Restated Credit Agreement for and on behalf of the Lenders, thereby becoming the “Administrative Agent” and “Collateral Agent” thereunder;

Representations and Warranties

.  To induce the other parties hereto to enter into this Second Amendment and the Amended and Restated Credit Agreement, each of the Borrowers and each other Loan Party hereto hereby represents and warrants to each other party hereto that:

(a)each Loan Party party hereto has the corporate or other power and authority to make, deliver and perform this Second Amendment.  Each Loan Party party hereto has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Second Amendment.  This Second Amendment has been duly executed and delivered by each Loan Party that is a party thereto.  This Second Amendment constitutes a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms except as may be limited by applicable Debtor Relief Laws, concepts of reasonableness and general principles of equity;

(b)the representations and warranties of each Loan Party contained in Article VI of the Credit Agreement or any other Loan Document shall be true and correct in all material respects (except when qualified by materiality, in which case they shall be true and correct in all respects) on and as of the Second Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date in all material respects (except when qualified by materiality, in which case they shall be true and correct in all respects); and

(c)both immediately before and after giving effect to (i) this Second Amendment and (ii) the Acquisition Closing Date, no Default or Event of Default shall have occurred and be continuing.

Conditions of Effectiveness of this Second Amendment

.  This Second Amendment shall become effective as of the first date (the “Second Amendment Effective Date”) on which each of the following conditions shall have been satisfied:

(a)The Administrative Agents shall have received duly executed counterparts hereof that, when taken together, bear the signatures of (i) the Borrowers, (ii) each of the other Loan Parties, (iii) Lenders constituting Required Lenders, in the case of this clause (iii), prior to 5:00 p.m., New York City time, on February 27, 2018 (the “Consent Deadline”) (iv) the Existing Administrative Agent, (v) the Successor Administrative Agent, and (vi) the Agents (as defined in the Commitment Letter).

(b)The Company shall have delivered a certificate to the Administrative Agents confirming that the representations and warranties contained in Section 4 of this Second Amendment are true and correct as of the Second Amendment Effective Date.

(c)Both before and after the Second Amendment Effective Date, no Default or Event of Default has occurred and is continuing.

(d)The Company shall have delivered a binding notice pursuant to the second amended and restated commitment letter dated February 15, 2018 (including the exhibits and other attachments thereto, the “Commitment Letter”), among the financial institutions party thereto as Initial Lenders (as defined therein) and the Company to confirm that (i) the ‘Amendment Effective Date’ (as defined in the Commitment Letter) shall have occurred (or shall occur concurrently with the Second Amendment Effective Date) and (ii) the commitments of the Initial Lenders (as defined in the Commitment Letter) under the Commitment Letter shall be reduced in accordance with the Commitment Letter to (I) in respect of the Term Loan Facilities, $5,626,075,000.11, and (II) in respect of the Revolving Facility, $250,000,000 (in each case, as defined in the Commitment Letter).

(e)The Company shall have delivered to the Successor Administrative Agent a duly executed counterpart to the fee letter in respect of the ticking fee applicable to the Term B-3 Facility (as defined in the Amended and Restated Credit Agreement) and the Term B-4 Facility (as defined in the Amended and Restated Credit Agreement).

Upon the satisfaction (or waiver) of the conditions precedent in this Section 5, the

Administrative Agents shall promptly confirm the Second Amendment Effective Date,

which confirmation shall be conclusive absent manifest error.

Conditions of Effectiveness of the Amended and Restated Credit Agreement

. The Amended and Restated Credit Agreement attached hereto as Exhibit A shall become effective as of the first date on which each of the following conditions shall have been satisfied, which shall be no later than the Outside Date (the “Acquisition Closing Date”):

(a)Loan Documents.  Receipt by the Successor Administrative Agent of executed counterparts of: (i) the Resignation and Appointment Agreement (including any assignments, filings or registrations required thereby), (ii) the Security Trust Resignation and Appointment Deed (as defined below), and (iii) the Re-allocation Agreement (as defined in the Amended and Restated Credit Agreement), in each case in form and substance satisfactory to the Successor Administrative Agent, and properly executed by the Existing Administrative Agent, the Existing Collateral Agent, the Successor Administrative Agent and the Successor Collateral Agent, as applicable.

(b)The Administrative Agents shall have received:

(i)

an English law governed supplemental security deed in relation to each of (i) the equitable charge over shares, dated 8 July 2015, between the Designated Borrower 2, as company and the Existing Administrative Agent; and (ii) the debenture, dated 8 July 2015, between Financial Models Corporation Limited, SS&C Solutions Limited and SS&C Financial Services Limited (formerly known as GlobeOp Financial Services Limited), as chargors and the Existing Administrative Agent, each in form and substance reasonably satisfactory to the Successor Administrative Agent and properly executed by a Responsible Officer of each Loan Party party thereto;

(ii)

a Luxembourg law governed (a) amendment and confirmation agreement to the CPECs pledge agreement between Advent Software Luxembourg, as pledgor, the Existing Administrative Agent, as pledgee, and the Designated Borrower 1, over the CPECs issued by the Designated Borrower 1, dated July 8, 2015, as amended and confirmed on March 4, 2016 and confirmed on March 2, 2017, (b) amendment and confirmation agreement to the share pledge agreement between Advent Software Luxembourg, as pledgor, the Existing Administrative Agent, as pledgee, and the Designated Borrower 1, as company, over the shares of the Designated Borrower 1, dated July 8, 2015, as amended and confirmed on March 4, 2016 and confirmed on March 2, 2017 (c) amendment and confirmation agreement to the CPECs and PECs pledge agreement between Hub Data Incorporated, as pledgor, the Existing Administrative Agent, as pledgee and Advent Software Luxembourg, as company, over the CPECs and PECs issued by Advent Software Luxembourg, dated March 4, 2016 and confirmed on March 2, 2017, (d) amendment and confirmation agreement to the share pledge agreement between Hub Data Incorporated, as pledgor, the Existing Administrative Agent, as pledgee, and Advent Software Luxembourg, as company, over the shares of Advent Software Luxembourg, dated March 4, 2016 and confirmed on March 2, 2017, (e) amendment and confirmation agreement to the share pledge between the Designated Borrower 1, as pledgor, the Existing Administrative Agent, as pledgee, and the Designated Borrower 2, as company, over the shares issued by the Designated Borrower 2, dated July 8, 2015 and confirmed on March 2, 2017 and (f) amendment and confirmation agreement to the CPECs pledge agreement between the Designated Borrower 1, as pledgor, the Existing Administrative Agent, as pledgee and the Designated Borrower 2, as company, over the CPECs issued by the Designated Borrower 2, dated July 8, 2015 and confirmed on March 2, 2017, each in form and substance reasonably satisfactory to the Successor Administrative Agent and properly executed by a Responsible Officer of each Loan Party party thereto;

(iii)

a Cayman Islands law governed security confirmation deed in relation to the share security agreement, dated 8 July 2015, and entered into between GlobeOp Financial Services (Switzerland) GmbH, as chargor, SS&C Fund Services (Cayman) Ltd. (formerly known as GlobeOp Financial Services (Cayman) Ltd.) as company and the Existing Administrative Agent, in form and substance reasonably satisfactory to the Successor Administrative Agent and properly executed by a Responsible Officer of each Loan Party party thereto;

(iv)

a Swiss law governed security confirmation agreement in relation to the Swiss law governed quota pledge agreement regarding the pledge of quotas in GlobeOp Financial Services (Switzerland) GmbH, dated 8 July 2015, between SS&C European Holdings S.A.R.L. and the holders of Secured Obligations (as defined therein), represented by Deutsche Bank AG New York Branch as Administrative Agent, in form and substance reasonably satisfactory to the Successor Administrative Agent and properly executed by a Responsible Officer of each Loan Party party thereto; and

(v)

an Irish law governed security confirmation agreement in relation to the share mortgage in respect of the shares in SS&C Technologies Ireland Limited, dated 8 July 2015 and entered into or to be entered into between &C European Holdings S.A.R.L., as chargor, and the Existing Administrative Agent, in form and substance reasonably satisfactory to the Successor Administrative Agent and properly executed by a Responsible Officer of each Loan Party party thereto.

(c)Opinions of Counsel. Receipt by the Successor Administrative Agent of legal opinions of (i) Davis Polk & Wardwell LLP, New York counsel to the Loan Parties, (ii) Arendt & Medernach SA, Luxembourg counsel to the Successor Administrative Agent,

(iii) Latham & Watkins LLP, English counsel to the Successor Administrative Agent (iv) Mourant Ozannes, Cayman Islands counsel to the Successor Administrative Agent, (v) Stewart McKelvey, Canadian counsel to the Loan Parties, and (vi) Homburger, Swiss counsel to the Successor Administrative Agent, in each case addressed to the Successor  Administrative Agent, each L/C Issuer and each Lender, dated as of the Acquisition Closing Date, and in form and substance reasonably satisfactory to the Successor Administrative Agent.

(d)No Target Material Adverse Effect. Since December 31, 2016, there shall not have occurred and be continuing any event, occurrence, revelation or development of a state of circumstances or facts which, individually or in the aggregate, has had or would reasonably be expected to have a Target Material Adverse Effect (as defined in the Amended and Restated Credit Agreement).

(e)Limited Representations and Warranties. The Specified Representations (as defined in the Amended and Restated Credit Agreement) and the Merger Agreement Representations (as defined in the Amended and Restated Credit Agreement) shall be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality, shall be true and correct in all respects).

(f)Target Acquisition. Prior to or substantially concurrently with the initial Borrowing and the issuance of the 2018 Senior Notes, if any, (as defined in the Amended and Restated Credit Agreement) and/or any borrowing under the Bridge Facility, if any, (as defined in the Amended and Restated Credit Agreement), if applicable, on the Acquisition Closing Date, the Target Acquisition shall have been consummated in accordance with the terms of the Merger Agreement and the Merger Agreement shall not have been altered, amended or otherwise changed or supplemented or any provision or condition therein waived, and neither the Parent nor any affiliate thereof shall have consented to any action which would require the consent of the Parent or such affiliate under the Merger Agreement, if such alteration, amendment, change, supplement, waiver or consent would be adverse to the interests of the Lenders in any material respect, in any such case without the prior written consent of the Arrangers (as defined in the Amended and Restated Credit Agreement) (such consent not to be unreasonably withheld) (it being understood and agreed that any alteration, supplement, amendment, modification, waiver or consent that (a) decreases the purchase price in respect of the Target Acquisition by 10% or more other than purchase price adjustments pursuant to the express terms of the Merger Agreement shall be deemed to be adverse to the interests of the Lenders in a material respect, (b) any increase in the purchase price in respect of the Target Acquisition shall not be deemed to be adverse to the interests of the Lenders in any material respect, so long as such increase is funded solely by the issuance of the Parent of common equity, or (c) modifies the so-called “Xerox” provisions of the Merger Agreement providing protection with respect to exclusive jurisdiction, waiver of jury trial, liability caps and third party beneficiary status for the benefit of the Lenders (as defined in the Merger Agreement) and their respective affiliates shall be deemed to be adverse to the interests of the Lenders in a material respect).

(g)Refinancing. The Successor Administrative Agent shall have received evidence that all obligations of each of the Parent and its Subsidiaries and the Target and its Subsidiaries with respect to the Indebtedness being refinanced pursuant to the Refinancing (as defined in the Amended and Restated Credit Agreement) shall have been paid in full, and all commitments, security interests and guaranties in connection therewith shall have been terminated and released.  After giving effect to the consummation of the Transaction (as defined in the Amended and Restated Credit Agreement), the Parent and its Subsidiaries shall have no outstanding preferred equity or Indebtedness, except for Indebtedness incurred pursuant to (i) the Loan Documents, (ii) indebtedness expressly permitted to remain outstanding after the Closing Date pursuant to the Merger Agreement, (iii) during the Existing Target Senior Notes Waiting Period (as defined in the Amended and Restated Credit Agreement), to the extent that the Existing Target Senior Notes (as defined in the Amended and Restated Credit Agreement) have not been repaid as part of the Refinancing (as defined in the Amended and Restated Credit Agreement) and the Existing Target Senior Notes Condition (as defined in the Amended and Restated Credit Agreement) shall have been satisfied, the Existing Target Senior Notes, (iv) (i) the 2018 Senior Notes, if any (as defined in the Amended and Restated Credit Agreement) and/or (ii) the Bridge Facility, if any, (as defined in the Amended and Restated Credit Agreement), (v) ordinary course capital leases and purchase money indebtedness, in each case that would be permitted under the Amended and Restated Credit Agreement, (vi) from the Restatement Effective Date to April 6, 2018, so long as the Existing Senior Notes Condition shall have been satisfied, the Senior Notes, and (vii) such other existing indebtedness identified to the Arrangers (as defined in the Amended and Restated Credit Agreement) as “surviving debt” prior to the date of the Fee Letter (as defined in the Amended and Restated Credit Agreement) and which is acceptable to the Arrangers (as defined in the Amended and Restated Credit Agreement).  If the Existing Target Senior Notes (as defined in the Amended and Restated Credit Agreement) shall not have been repaid in full on or prior to the Acquisition Closing Date, the Existing Target Senior Notes Condition shall have been satisfied.

(h)Organization Documents, Resolutions, Etc.  Receipt by the Successor Administrative Agent of a certificate of each Loan Party, dated the date of the Acquisition Closing Date (the statements made in such certificate shall be true and correct on and as of the Acquisition Closing Date), certifying as to each of the following:

(i)

copies of the Organization Documents of each Loan Party certified to be true and complete as of the date of the resolutions referred to in clause (ii) below were adopted by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary (or, in the case of a Loan Party incorporated under the laws of England and Wales, a director) of such Loan Party to be true and correct as of the Acquisition Closing Date;

(ii)

such certificates of resolutions or other action, incumbency certificates (if applicable in the relevant jurisdiction) and/or other certificates of Responsible Officers of each Loan Party as the Successor Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and

(iii)

such documents and certifications as the Successor Administrative Agent may reasonably require to evidence that each Loan Party is duly incorporated, organized or formed, and is validly existing, in good standing and qualified to engage in business in its state or jurisdiction of incorporation, organization or formation (if applicable).

(i)Financial Statements. The Successor Administrative Agent shall have received (1) audited consolidated balance sheets and related statements of income and cash flows of each of the Parent and the Target for the most recent three fiscal years ended at least 90 days prior to the Acquisition Closing Date, (2) unaudited consolidated balance sheets and related statements of income and cash flows of each of the Parent and the Target for each fiscal quarter ended after the close of its most recent fiscal year (other than the last quarter of a fiscal year) and at least 45 days prior to the Acquisition Closing Date and (3) pro forma consolidated financial statements (including a consolidated balance sheet and related statements of income and cash flow) of the Parent and its Subsidiaries (including the Target and its Subsidiaries) meeting the requirements of Regulation S-X for registration statements (as if such a registration statement for a debt issuance of the Company became effective on the Acquisition Closing Date) on Form S-1 and a pro forma consolidated statement of income of the Parent for the twelve-month period ending on the last day of the most recently completed four fiscal quarter period ended at least 45 days before the Acquisition Closing Date, prepared after giving effect to the Transaction (as defined in the Amended and Restated Credit Agreement) as if the Transaction had occurred at the beginning of such period. The Successor Administrative Agent hereby acknowledges receipt of (i) the audited financial statements referred to in clause (1) above of each of the Parent and the Target as of, and for the years ended, December 31, 2014, December 31, 2015 and December 31, 2016 and (ii) the unaudited financial statements of each of the Parent and the Target referred to in clause (2) above as of, and for the 3-month period ended March 31, 2017, the 3- and 6-month periods ended June 30, 2017 and the 3- and 9-month periods ended September 30, 2017. It is understood and agreed that filing of the required financial statements on Form 10-K and Form 10-Q by the Parent and the Target, as applicable, will satisfy the foregoing requirements.

(j)Solvency Certificate.  Receipt by the Successor Administrative Agent of a certificate of Parent in the form of Exhibit 5.01(j) of the Amended and Restated Credit Agreement, dated the Acquisition Closing Date, signed by the chief financial officer of the Parent.

(k)Lien Searches.  Receipt by the Successor Administrative Agent of completed customary searches dated on or before the Acquisition Closing Date, including all effective financing statements filed in the jurisdictions of organization of each Loan Party that name such Loan Party as debtor, together with copies of such other financing statements.

(l)Collateral.  The Successor Administrative Agent shall have received the following:

(i)

UCC financing statements (or the equivalent thereof in any applicable jurisdiction) for each appropriate jurisdiction as is necessary, in the Successor Administrative Agent’s reasonable discretion, to perfect the Successor Collateral Agent's security interest in the Collateral, including any UCC amendment statements (or the equivalent thereof in any applicable jurisdiction) to assign the security interest to the Successor Collateral Agent;
(ii)

to the extent required under the laws of the relevant jurisdiction for perfecting (or achieving the required priority with respect to) a security interest in Equity Interests pledged as Collateral for the Obligations (or any portion thereof), all certificates evidencing such Equity Interests that are issued by any Subsidiary of Parent and that are pledged to the Successor Collateral Agent pursuant to any Collateral Document together with duly executed in blank, undated stock powers attached thereto;

(iii)

evidence of the completion of all other recordings and filings of, or with respect to, any Collateral Document as may be required pursuant to such Collateral Document and necessary or, in the reasonable opinion of the Successor Collateral Agent, desirable, to perfect the security interests intended to be created by the Collateral Documents; and

(iv)

evidence that all other actions necessary or, in the reasonable opinion of the Successor Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Collateral Documents and that are required to be taken pursuant to the Collateral Documents have been taken;

provided that, notwithstanding the foregoing or anything to the contrary herein, to the extent any Collateral (including any Collateral granted pursuant to the Collateral Documents identified in Section 6(b) of this Second Amendment) may not be perfected by (A) the filing of a UCC financing statement (or the equivalent thereof in any applicable jurisdiction), or (B) taking delivery and possession of a stock certificate of each Borrower and each direct and indirect holding company thereof (other than the Parent), as well as each material direct or indirect wholly-owned Domestic Subsidiary of the Company (other than a Foreign Holdco) (provided that such certificates of the Target and its material wholly-owned domestic Restricted Subsidiaries will be required to be delivered on the Acquisition Closing Date only to the extent received from Target after the Company’s use of commercially reasonable efforts to do so), if the perfection of the Successor Collateral Agent’s security interest in such Collateral shall not be accomplished prior to the Acquisition Closing Date after the Company’s use of commercially reasonable efforts to do so and without undue burden and expense, then the perfection of the security interest in such Collateral shall not constitute a condition precedent under this Section 6(l) but, instead, may be accomplished within 90 days after the Acquisition Closing Date (which date may be extended by the Successor Collateral Agent in its reasonable discretion).

(m)Fees and Expenses.  To the extent invoiced at least three Business Days prior to the Acquisition Closing Date, all costs, fees, expenses (including, without limitation, legal fees and expenses) and other compensation contemplated by the Fee Letter or as otherwise agreed by the parties thereto, payable to the Existing Administrative Agent, the Successor Administrative Agent, the Co-Managers (as defined in the Amended and Restated Credit Agreement) and the Lenders shall have been paid to the extent due.

(n)PATRIOT ACT, KYC, etc.  The Successor Administrative Agent and the Lenders shall have received, at least five days prior to the Acquisition Closing Date, all documentation and other information regarding Parent, each Borrower and each Guarantor, as required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Act, to the extent requested at least 10 days prior to the Acquisition Closing Date.

(o)Process Agent Appointment Letter. Subject to Section 7.19(b) of the Amended and Restated Credit Agreement, the Successor Administrative Agent shall have received a copy of a letter appointing a process agent reasonably acceptable to the Successor Administrative Agent as process agent for each Designated Borrower pursuant to Section 11.14(d) of the Amended and Restated Credit Agreement in form and substance reasonably satisfactory to the Successor Administrative Agent.

(p)Acquisition Closing Date Certificate.  The Successor Administrative Agent shall have received a certificate signed by a Responsible Officer of the Company certifying that the conditions specified in this Section 6(d) and Section 6(e) have been satisfied.

(q)Incremental Joinder. The Successor Administrative Agent shall have received duly executed counterparts of the Incremental Joinder (as defined in the Amended and Restated Credit Agreement) that, when taken together, bears the signatures of (i) the Company, (ii) the Designated Borrowers, (iii) each Revolving Lender party thereto, (iv)  each of the Incremental Term Loan Lenders party thereto, and (v) the Successor Administrative Agent.

(r)Joinder Agreement. The Successor Administrative Agent shall have received a Joinder Agreement in respect of the Designated U.S. Co-Borrower (defined in the Amended and Restated Credit Agreement).

(s)Consent Fee. The Successor Administrative Agent shall have received for distribution to each Consenting Lender that is a Revolving Lender, a Term B-1 Lender or Term B-2 Lender on or prior to the Acquisition Closing Date a consent fee equal to 0.10% (the “Consent Fee”) of the aggregate principal amount of its Revolving Commitments and Term B-1 Loans and Term B-2 Loans as of the Consent Deadline, immediately prior to giving effect to this Amendment; provided that each Term B-1 Lender and Term B-2 Lender who is a Consenting Lender and elects Option B (Assignment Settlement Option) in the Lender Consent (such Consenting Lender, a “Rollover Lender”) shall receive, with respect to such Rollover Lender’s aggregate commitments under the Term B-3 Facility and Term B-4 Facility (in each case, as defined in the Amended and Restated Credit Agreement) allocated to such Rollover Lender by the Successor Administrative Agent (such aggregate commitments for each Rollover Lender, the “Rollover Commitments”) an upfront fee equal to 0.25% with respect to the Rollover Commitments held by such Rollover Lender (such fee, the “Rollover Upfront Fee”), and such Rollover Upfront Fee shall be in lieu of the Consent Fee payable to such Rollover Lender solely with respect to the Term B-1 Loans and Term B-2 Loans held by such Rollover Lender which are exchanged into Rollover Commitments (and, for the avoidance of doubt, each Rollover Lender shall nevertheless receive the Consent Fee in respect of the principal amount by which the aggregate Term B-1 Loans and Term B-2 Loans held by such Rollover Lender as of Consent Deadline exceeds its Rollover Commitments); provided further that the Consent Fee and

Rollover Upfront Fee shall not be payable if the Second Amendment Effective Date does not occur.

(t)Prepayment of Non-Continuing Lenders, Term A Lenders and Senior Notes. The Company shall have, substantially concurrently with the Acquisition Closing Date, (i) paid to the Non-Consenting Lenders and to the Lenders under the Term A Facilities all amounts necessary (including the principal amount, accrued interest and fees owed to such Lenders) to repay in full the Loans held by such Lenders immediately prior to the effectiveness of the Amended and Restated Credit Agreement, and (ii) repaid in full the Senior Notes.

Without limiting the generality of the provisions of the last paragraph of Section 10.03 of the Amended and Restated Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 6, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agents shall have received notice from such Lender prior to the proposed Acquisition Closing Date specifying its objection thereto.

Outside Date

.

Notwithstanding anything herein to the contrary, if the Outside Date occurs prior to the Acquisition Closing Date, the amendments set forth in Sections 2 and 3 hereof shall not be effective.  “Outside Date” shall mean 5:00 p.m. (New York time) on July 11, 2018 (the “Initial Outside Date”) or, if the conditions set forth in the following sentence have been satisfied, 5:00 p.m. (New York time) on November 11, 2018 (the “Extended Outside Date”).  The Company may extend the Initial Outside Date to the Extended Outside Date so long as (x) the conditions set forth in Section 8.01(b)(i) of the Merger Agreement are complied with and (y) the Company shall have delivered to the Existing Administrative Agent and the Successor Administrative Agent a copy of the written extension notice required under such Section 8.01(b) of the Merger Agreement.

Effect of Amendment

. Except as expressly set forth in this Second Amendment or in the Credit Agreement, this Second Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Existing Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations or Foreign Obligations (as applicable) of the applicable Loan Parties under the Loan Documents, in each case, as amended by this Second Amendment.  Nothing herein shall be deemed to entitle the Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(a)On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document, in each case shall be deemed a reference to the Credit Agreement (as amended by this Second Amendment).  This Second Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

(b)The parties hereto confirm that no novation of any kind has occurred as a result of, or in connection with, this Second Amendment or otherwise, any such novation being hereby expressly disclaimed.

Costs and Expenses

.  The Borrowers hereby agree to reimburse the Existing Administrative Agent, the Successor Administrative Agent and the Arrangers (as defined in the Fee Letter) for their reasonable and documented out-of-pocket expenses in connection with this Second Amendment, including the reasonable fees, charges and disbursements of counsel for the Existing Administrative Agent, Successor Administrative Agent and the Arrangers (as defined in the Fee Letter), in each case, as required to be reimbursed pursuant to the Credit Agreement or that certain Second Amended and Restated Fee Letter, dated as of February 15, 2018 (the “Fee Letter”), among the Company, the Arrangers (as defined in the Fee Letter) and the other parties thereto, as applicable.

Reaffirmation

.  By executing and delivering a counterpart hereof, (i) each Borrower and each Guarantor hereby agrees that all Loans incurred by the applicable Borrowers shall be guaranteed by the applicable Guarantors pursuant to the Guaranty set forth at Article IV of the Credit Agreement in accordance with the terms and provisions thereof and shall be secured pursuant to the Collateral Documents in accordance with the terms and provisions thereof and (ii) each Borrower and each other Loan Party hereby (A) agrees that, notwithstanding the effectiveness of this Second Amendment, after giving effect to this Second Amendment, the Collateral Documents continue to be in full force and effect and (B) affirms and confirms all of its obligations and liabilities under the Credit Agreement and each other Loan Document, in each case after giving effect to this Second Amendment, including, with respect to the Guarantors, the guaranty of the Obligations or Foreign Obligations (as applicable) by each Guarantor and, with respect to each Loan Party, the pledge of and/or grant of a security interest in its assets as Collateral pursuant to the Collateral Documents to secure such Obligations or Foreign Obligations (as applicable), and acknowledges and agrees that such obligations, liabilities, guarantee, pledge and grant continue in full force and effect in respect of, and to secure, such Obligations or Foreign Obligations (as applicable) under the Credit Agreement and the other Loan Documents, in each case after giving effect to this Second Amendment.

GOVERNING LAW; JURISDICTION, ETC.

THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.  SECTION 11.14 OF THE CREDIT AGREEMENT IS HEREBY INCORPORATED BY REFERENCE INTO THIS SECOND AMENDMENT AND SHALL APPLY TO THIS SECOND AMENDMENT, MUTATIS MUTANDIS.

Counterparts

.  This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by facsimile or other electronic transmission (including in “.pdf” or “.tif” format) of an executed counterpart of a signature page to this Second Amendment shall be effective as delivery of an original executed counterpart of this Second Amendment.

Headings

.  Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Second Amendment.

Severability

.  Section 11.12 of the Credit Agreement is hereby incorporated by reference into this Second Amendment and shall apply to this Second Amendment mutatis mutandis.

Resignation and Appointment of Successor Collateral Agent and Successor Administrative Agent

.

(a)Pursuant to Section 10.06 of the Credit Agreement, the Existing Collateral Agent, and the Existing Administrative Agent hereby deliver notice to each of the Lenders, the other Agents, the L/C Issuers (each as defined in the Credit Agreement) and the Borrower that, effective upon earlier to occur of the Outside Date and the Acquisition Closing Date (such earlier date, the “Agency Transfer Date”), (i) the Existing Collateral Agent hereby resigns as Collateral Agent and (ii) the Existing Administrative Agent hereby resigns as Existing Administrative Agent and as an L/C Issuer, in each case, under the Amended and Restated Credit Agreement and the other Loan Documents (as defined in the Amended and Restated Credit Agreement).  The Required Lenders hereby appoint the Successor Collateral Agent as successor Collateral Agent and the Successor Administrative Agent as successor Administrative Agent effective upon the Agency Transfer Date, the Borrowers hereby consent to the Successor Collateral Agent’s appointment as successor Collateral Agent and the Successor Administrative  Agent’s appointment as successor Administrative Agent as of the Agency Transfer Date, the Successor Collateral Agent and the Successor Administrative Agent hereby accept such appointment as of the Acquisition Closing Date and the Lenders party hereto irrevocably direct the Existing Collateral Agent and the Existing Administrative Agent to execute the Resignation and Appointment Agreement and the Security Trust Resignation and Appointment Deed on the Agency Transfer Date.  In addition, each of the parties hereto agree that effective as of the Agency Transfer Date, (i) the Successor Collateral Agent and the Successor Administrative Agent shall succeed to the rights, powers and duties of the Existing Collateral Agent and the Existing Administrative Agent, respectively, as set forth in the Amended and Restated Credit Agreement and the other Loan Documents (other than the English Law Documents and as otherwise set forth in the Resignation and Appointment Agreement), (ii) the Existing Collateral Agent shall assign to the Successor Collateral Agent all of its rights, obligations and other interests (other than any of its rights and indemnities which expressly survive the resignation of the Existing Administrative Agent in accordance with Section 11.04(f) of the Amended and Restated Credit Agreement) (collectively, the “Collateral Agency Interests”) as the Collateral Agent under the Amended and Restated Credit Agreement and the other Loan Documents (other than the English Law Documents and as otherwise set forth in the Resignation and Appointment Agreement) and effective as of the Agency Transfer Date the Successor Collateral Agent hereby assumes the Collateral Agency Interests, (iii) the Existing Administrative Agent shall assign to the Successor Administrative Agent all of its rights, obligations and other interests (other than any of its rights and indemnities which expressly survive the resignation of the Existing Administrative Agent in accordance with Section 11.04(f) of the Amended and Restated Credit Agreement) (collectively, the “Administrative Agency Interests”) as the Existing Administrative Agent under the Amended and Restated Credit Agreement and the other Loan Documents (other than the English Law Documents and as otherwise set forth in the Resignation and Appointment Agreement) and effective as of the Agency Transfer Date the Successor Administrative Agent hereby assumes the Administrative Agency Interests, (iv) the Existing Collateral Agent and the Existing Administrative Agent shall be released from all duties and obligations (other than the English Law Documents and as otherwise set forth in the Resignation and Appointment Agreement) and (v) any notice requirements in connection with the Resignation and Appointment and the Security Trust Resignation and Appointment Deed (as defined below) are deemed to be satisfied by this Second Amendment and any other time periods or requirements in connection therewith are waived. The Lenders, L/C Issuers, the Company and the other Loan Parties hereby (a) waive any notice period under Section 10.06 of the Credit Agreement or Section 5.3 of the Security Trust Deed required before the resignation by the Existing Collateral Agent and the Existing Administrative Agent may become effective and (b) authorize each of the Borrower, the Existing Collateral Agent, the Successor Collateral Agent, the Existing Administrative Agent, and the Successor Administrative Agent, to enter into the Resignation and Appointment Agreement and the Security Trust Resignation and Appointment Deed and any instruments and ancillary documents related thereto, and authorize the Existing Collateral Agent, the Successor Collateral Agent, the Existing Administrative Agent, and the Successor Administrative Agent to perform such actions as each of the Existing Collateral Agent and the Successor Collateral Agent, or the Existing Administrative Agent and Successor Administrative Agent, as applicable, determines are necessary thereunder to give effect to this Section 15.

(b)As used in this Second Amendment,

“Resignation and Appointment” shall mean the consummation of the actions contemplated by this Section 15 of this Second Amendment on the Agency Transfer Date pursuant to the Resignation and Appointment Agreement and the Security Trust Resignation and Appointment Deed.

“Security Trust Resignation and Appointment Deed” shall mean the English law resignation and appointment deed, dated on the Agency Transfer Date, entered into by the Existing Administrative Agent and the Successor Administrative Agent, in relation to the Resignation and Appointment in connection with the Security Trust Deed.

“English Law Documents” shall mean: (i) the Security Trust Deed and (ii) the English Security Documents.

SECTION 16.Submission to Jurisdiction; WAIVERS OF JURY TRIAL. Section 11.15 of the Credit Agreement is hereby incorporated by reference herein. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SECOND

AMENDMENT, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[Remainder of page intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

SS&C TECHNOLOGIES, INC., as a Borrower By: _/s/ Patrick J. Pedonti___________ Name:Patrick J. Pedonti Title:Senior Vice President, Chief Financial Officer and Treasurer

SS&C TECHNOLOGIES HOLDINGS EUROPE, as a Borrower By:_/s/ Patrick J. Pedonti___________ Name:Patrick J. Pedonti Title:Type A Manager

SS&C EUROPEAN HOLDINGS, as a Borrower By:_/s/ Patrick J. Pedonti___________ Name:Patrick J. Pedonti Title:Type A Manager

SS&C TECHNOLOGIES HOLDINGS, INC., as Parent and a Guarantor By:_/s/ Patrick J. Pedonti___________ Name:Patrick J. Pedonti Title:Senior Vice President, Chief Financial Officer and Treasurer

ADVENT SOFTWARE, INC., as a Guarantor By:_/s/ Patrick J. Pedonti___________ Name:Patrick J. Pedonti Title:Authorized Signatory

[Signature Page to Second Amendment]

SS&C FINANCIAL SERVICES LLC, as a Guarantor By:_/s/ Paul G. Igoe_______________ Name:Paul G. Igoe Title:Type A Manager

FINANCIAL MODELS COMPANY LTD., as a Guarantor By:_/s/ Paul G. Igoe_______________ Name:Paul G. Igoe Title:Secretary

HUB DATA INCORPORATED, as a Guarantor By:_/s/ Patrick J. Pedonti___________Name:Patrick J. Pedonti Title:Senior Vice President

SS&C TECHNOLOGIES CONNECTICUT, LLC, as a Guarantor By:_/s/ Patrick J. Pedonti___________Name:Patrick J. Pedonti Title:Senior Vice President

SS&C SOLUTIONS LIMITED, as a Guarantor By:_/s/ Patrick J. Pedonti___________ Name:Patrick J. Pedonti Title:Authorized Signatory

ADVENT SOFTWARE LUXEMBOURG, as a Guarantor By:_/s/ Patrick J. Pedonti___________ Name:Patrick J. Pedonti Title:Authorized Signatory

[Signature Page to Second Amendment]

SS&C TECHNOLOGIES CANADA CORP., as a Guarantor By:_/s/ Paul G. Igoe_______________ Name:Paul G. Igoe Title:Vice President and Secretary

GLOBEOP FINANCIAL SERVICES (SWITZERLAND) GMBH, as a Guarantor By: _/s/ Patrick J. Pedonti___________ Name:Patrick J. Pedonti Title:Managing Officer

FINANCIAL MODELS CORPORATION LIMITED, as a Guarantor By:_/s/ Patrick J. Pedonti___________ Name:Patrick J. Pedonti Title:Authorized Signatory

SS&C FINANCIAL SERVICES LIMITED, as a Guarantor By:_/s/ Patrick J. Pedonti___________ Name:Patrick J. Pedonti Title:Authorized Signatory

[Signature Page to Second Amendment]

DEUTSCHE BANK AG NEW YORK BRANCH, as Existing Administrative Agent and L/C Issuer By:______/s/ Alicia Schug __________ Name:Alicia Schug Title:Vice President

By:______/s/ Marguerite Sutton ______ Name:Marguerite Sutton Title:Vice President

[Signature Page to Second Amendment]

MORGAN STANLEY SENIOR FUNDING, INC., as an L/C Issuer By:_____/s/ Jonathon Rauen ________ Name:Jonathon Rauen Title:Authorized Signatory

[Signature Page to Second Amendment]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as the Successor Administrative Agent, as L/C Issuer and as an Agent

By:______/s/ Vipul Dhadda _________
Name: Vipul Dhadda

         Title:Authorized Signatory

By:______/s/ Brady Bingham _______
Name:Brady Bingham

         Title:Authorized Signatory

[Signature Page to Second Amendment]

MORGAN STANLEY SENIOR FUNDING, INC.

as Agent

By: _____/s/ Jonathon Rauen ________
Name:Jonathon Rauen
Title:Authorized Signatory

[Signature Page to Second Amendment]

BARCLAYS BANK PLC

as Agent

By:______/s/ Jeremy Hazan ______________

Name:Jeremy Hazan

Title:Managing Director

[Signature Page to Second Amendment]

CITIGROUP GLOBAL MARKETS INC.

as Agent

By:______/s/ Caesar Wyszomirski _____________

Name:Caesar Wyszomirski

Title:Drrector

[Signature Page to Second Amendment]

DEUTSCHE BANK AG NEW YORK BRANCH

as Agent

By:______/s/ Nicholas Hayes __________________

Name:Nicholas Hayes

Title:Managing Director

By:______/s/ Ryan Corning ___________________

Name:Ryan Corning

Title:Director

DEUTSCHE BANK SECURITIES INC.

as Agent

By:______/s/ Nicholas Hayes __________________

Name:Nicholas Hayes

Title:Managing Director

By:______/s/ Ryan Corning ___________________

Name:Ryan Corning

Title:Director

DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH

as Agent

By:______/s/ Nicholas Hayes __________________

Name:Nicholas Hayes

Title:Managing Director

By:______/s/ Ryan Corning ___________________

Name:Ryan Corning

Title:Director

[Signature Page to Second Amendment]

JPMORGAN CHASE BANK, N.A.

as Agent

By:_____/s/ Justin Burton __________________

Name:Justin Burton

Title:Vice President

[Signature Page to Second Amendment]

ROYAL BANK OF CANADA

as Agent

By:_____/s/ James S. Wolfe ________________

Name: James S. Wolfe

Title:Managing Director
Head of Global Leveraged Finance

[Signature Page to Second Amendment]